Exhibit 10.18

CONSULTING AGREEMENT

DATE:	December 3, 2003

COMPANY:	Laser Recording Systems, Inc. 1395 New York Avenue Huntington Station, New York 11746

CONSULTANT:	Carl Lansizera

RECITALS

A.                                   The Company and its principal stockholders have entered into a certain exchange agreement with SCL Ventures, Ltd. (“SCL”) and its principal stockholders by which the Company shall acquire all or substantially all of the issued and outstanding stock of SCL.

B.                                     Consultant has considerable experience in the business world.

C.                                     The Company desires to retain Consultant as an independent contractor to assist it from time-to-time in furtherance of its business which will include seeking to expand the business and prospects of SCL, and Consultant is willing to provide such services to the Company on the terms herein contained.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

TERMS AND CONDITIONS

1.                                       ENGAGEMENT: Company hereby engages Consultant as an independent contractor to render the services described herein to Company and Consultant accepts the engagement subject to the terms contained herein.

2.                                       TERM: The “Term” of this Agreement shall begin on the date hereof and shall continue until December 31, 2004.

3.                                       SERVICES:

3.1. Consultant shall perform the services specified in this Paragraph 3 subject to the terms of this Agreement and such other rules and policies as Company may from time to time direct, so long as same do not increase the obligations of Consultant hereunder.

3.2. Consultant shall use his expertise to assist Company in structuring, operating and growing its business and the business of SCL. Consultant acknowledges that since it is the intention of the Company to acquire SCL, that Consultants expertise will specifically focus on facilitating that transaction and developing the business of Company in relationship thereto.

Consultant agrees that any shares of common stock of Company delivered to Consultant as consideration hereunder, shall be voted in support of such transaction.

3.3. Consultant shall advise Company on Company’s business when requested by Company, subject to his availability.

3.3.1. Company acknowledges the unique skills of Consultant and the significant demands on his time required by other business interests that may or may not be of a competitive nature with Company. Notwithstanding such limitations, Company believes the value of the relationship is important to the development of Company’s interests.

3.3.2. In no event shall Consultant’s failure to render services be deemed a breach of Consultant’s obligations hereunder.

4. CONSULTANT’S COMPENSATION: In full consideration for all services to be rendered by Consultant to Company, Company agrees to pay and Consultant agrees to accept (i) cash payment in the sum of $100,000 payable as set forth in Section 4.2 hereof; and (ii) a single payment in the form of 100,000 shares of the common stock of Company (the “Shares”).

4.1.1. Consultant acknowledges that the Shares have not been registered under the Securities Act or any Blue Sky Laws and are being delivered reliance on exemptions from the registration requirements of the Securities Act and Blue Sky Laws; and that the Shares are subject to restrictions on transferability and resale and may not be offered, sold, pledged, hypothecated or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and applicable Blue Sky Laws or exempt from such registration, and Company receives an opinion of counsel acceptable to it to the effect that such registration is not required.

4.1.2. Consultant hereby agrees that the following or similar legend may be placed prominently on the face or back of the certificates evidencing the Shares:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”) or under any state securities laws and may not be offered, sold, pledged, hypothecated or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and applicable state securities laws, unless exempt from such registration and the issuer receives an opinion of counsel satisfactory to the issuer that an exemption from registration is available.”

4.1.3. Consultant represents and warrants that he is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). In general, an “accredited investor” is deemed to be an institution with assets in excess of $5,000,000, an individual with a net worth in excess of $1,000,000, an individual with annual net income for each of the prior two tax years exceeding $200,000 or $300,000 jointly with such individual’s spouse, and an expectation of the same level of net income for the current tax year.

4.1.4. Consultant acknowledges that the Shares shall be subject to the proposed acquisition of SCL which has been presented to Company and that Consultant shall vote such shares in support thereof.

4.2. The cash payment of the consulting fee set forth herein shall be payable as follows: (i) the sum of $20,000 payable within 5 days of a receipt of a fully executed agreement between the Company, SCL and Consultant; (ii) $20,000 every 30 days thereafter; provided, however, that in the event that either SCL or the Company complete an equity or long term debt financing or a series of financings in the aggregate minimum sum of $2,000,000, from and after the date hereof, then, in such event, any unpaid balance of the cash portion of the consulting fee shall be paid within 5 days of completion of such financing or series of financing aggregating the sum of no less than $2,000,000. The foregoing obligations shall hereby be deemed guaranteed by and binding upon SCL irrespective of consummation of the Exchange Agreement.

4.3. Notwithstanding anything to the contrary contained herein, the parties acknowledged that Consultant is an existing shareholder of the Company and has executed and become a party to the Exchange Agreement between the Company, SCL and its shareholders. That pursuant to such agreement, Consultant has agreed to a “lock-up” of his shares of Common Stock in Laser. As further consideration for rendering the services hereunder, SCL and the Company consent to a modification of the “lock-up” so that Consultant will be freed from the “lock-up”, as it presently exists, to the extent of 100,000 shares of Common Stock of the Company, as that term is used therein the Exchange Agreement on a date 6 months following the completion and closing under the Exchange Agreement.

4.4. Expenses: Consultant shall bear all of its expenses including but not limited to unemployment, disability or health insurance payments and social security, income tax or other withholdings, deductions or payments which may be required by Federal, State or Local law with respect to any sums paid to Consultant hereunder.

4.5. No Additional Participation: Consultant acknowledges and agrees that this Consulting Agreement shall not give or extend to Consultant any rights with respect to Company’s payments to officers, directors and employees, including contributions by Company to any deferred compensation plan, bonus plans or fringe benefits not otherwise specified in this Agreement as payable to Consultant.

5.                                       DEATH OR DISABILITY BENEFIT: If Consultant dies or is incapacitated during the term of this Agreement, the compensation provided for herein shall nevertheless be due and payable to Consultant or his estate, in lieu thereof and Company hereby waives any right to make any claim against the Shares previously delivered to Consultant in accordance with the terms hereof.

6.                                       NONCOMPETE CLAUSE: Nothing herein shall be deemed to prevent or restrict Consultant from continuing to pursue his own independent activities whether or not same may be deemed competitive with the services provided to or by Company.

7.                                       CONFIDENTIAL INFORMATION:

7.1. Except with the prior written consent of Company in each instance or as may be necessary to allow Consultant to perform his services to Company, Consultant shall not disclose, use, publish or in any other manner reveal, directly or indirectly, at any time during or after his employment by Company, any Confidential Information. The obligation of Consultant under this Paragraph will survive the termination of engagement by Company.

7.1.1. Consultant hereby agrees to disclose promptly to Company all Confidential Information obtained or created by Consultant during his employment by Company, which, upon its creation, shall be the sole property of Company.

7.2. “Confidential Information” as used herein means all information relating to:

7.2.1. the names and business operations, personnel, activities, marketing, advertising and financial affairs of and other non-public information relating to the business of Company; and

7.2.2. All proprietary or otherwise protected software, software design, hardware, hardware design and the like developed or used by Company in the pursuit of its business, whether for sale or for development purposes.

7.2.3. all operations, systems, services, personnel, financial affairs, advertising and promotion strategies, techniques, case histories and marketing plans developed or used by Company in the course of its business.

8.                                       ASSIGNMENT:

8.1. The Company shall not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of Consultant. Any attempted assignment or transfer of its obligation without such consent shall be wholly void. No assignment or transfer, even with the consent of Consultant, shall relieve the Company of its obligations incurred pursuant to the terms of this Agreement.

8.2. The nature of Consultant’s services hereunder are personal in nature and Consultant shall not, without Company’s prior written consent, assign or transfer any of his obligations hereunder.

8.3. Subject to the foregoing this Agreement shall inure to the benefit to each of the parties, successors, transferees or assigns and shall be binding upon each of the parties, successors, transferees or assigns.

9.                                       COUNSEL. The Parties acknowledge that they have been represented by and have relied on counsel of their own choosing in the negotiations and the preparation of this Agreement and that they read this Agreement, have had its contents fully explained to them by such counsel and are fully aware of and understand all of its terms and legal consequences. It is acknowledged that the Parties, through their respective counsel, mutually participated in the preparation of this

Agreement, and it is agreed that no provision of this Agreement will be construed against any of the Parties by virtue of the activities of that party or their respective attorneys.

10.                                 INTEGRATION. This Agreement constitutes a single integrated written agreement expressing the entire agreement and understanding between the Parties concerning the subject matter hereof and supersedes and replaces all prior negotiations or proposed agreements, written or oral.

11.                                 EXPRESS & IMPLIED PROMISES. The Parties acknowledge that no other party, or any agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce them to execute this Agreement, and acknowledge that they have not executed this instrument in reliance on any such promise, representation or warranty not contained herein, and further acknowledge that there are no other agreements or understandings between the Parties relating to this Agreement that are not contained herein.

12.                                 NON-DISCLOSURE. No Party to this Agreement or any person acting for or on their behalf, including their respective attorneys, shall directly or indirectly reveal to any third party any of the terms or conditions of this Agreement, or any fact or evidence connected hereto, or release any publicity or make any public statement with respect thereto, except as may be required by law and or disclosure obligations arising from the issuance of financing documentation or the exercise of due diligence rights in connection therewith.

13.                                 ADDITIONAL DOCUMENTS. The Parties agree that they will execute, or cause to be executed, such other documents as may be necessary to carry out the purposes of this Agreement. It is understood that should it develop that there are any mistakes in this Agreement which would cause the release and discharge of any party to be defective or less than complete, or if this Agreement is declared unenforceable by a court or arbitrator, then the Parties will execute any and all other documents and do any and all things necessary to effect full, final and complete release of all claims or all possible claims in accordance with the provisions set forth in this Agreement.

14.                                 ARBITRATION.

14.1. American Arbitration Association - Any dispute arising out of, in connection with, or in relation to this agreement or the making of validity thereof or its interpretation or any breach thereof shall be determined and settled by arbitration in New York City by a sole arbitrator pursuant to the rules and regulations then obtaining of the American Arbitration Association and any award rendered therein shall be final and conclusive upon the parties, and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The service of any notice, process, motion or other document in connection with an arbitration award under this agreement or for the enforcement of an arbitration award hereunder may be effectuated by either personal service or by certified or registered mail to the respective addresses provided herein.

14.2. Submission to Jurisdiction - By execution and delivery of this Agreement, the parties each respectively accept, for itself and its property, generally and unconditionally, the jurisdiction of the aforesaid Arbitration Tribunal, Courts and any related Appellate Court, irrevocably agrees to be bound by any judgment rendered thereby and in connection with this Agreement, and irrevocably waive any objection either party may now or hereafter have as to the venue of any such action or proceeding. Each party consents to the service of process in the Arbitration or out of any of the aforementioned Courts by mailing copies thereof by certified mail, postage prepaid, such service to become effective three (3) business days after such mailing. Nothing herein shall effect either party’s right to service of process in any other manner prescribed by law. Any judicial proceeding by either party against the other involving, directly or indirectly, any matter, in any way arising out of, related or connected with this Agreement shall be brought only in a Court located in the City of New York.

15.                                 NOTICES.

15.1. Any notice to be given hereunder shall be sent by registered or certified mail, return receipt requested, or telecopy to a facsimile number provided by the respective party with a copy sent by regular mail, or by delivering the same personally to the parties at the addresses first set forth herein. Any party may designate a different address by notice so given. Copies of all notices shall be sent to the parties as hereto named above and, in addition:

Copies of all notices shall be sent to:

Beckman, Lieberman & Barandes LLP
116 John Street, Suite 1313
New York, New York 10038
Attn: Robert Barandes, Esq.
Fax: (212) 608-9687

15.2. Any notice mailed or personally delivered as aforesaid shall be deemed to have been given on the date of receipt; telecopies shall be deemed received on the business day after being sent by telecopy.

16.                                 WAIVER. This Agreement may be waived, discharged or modified only by an instrument in writing signed by the party against whom enforcement of any such waiver, discharge or modification is sought.

17.                                 MODIFICATION. This Agreement cannot be modified, altered, amended or otherwise changed except by an agreement in writing signed by the parties hereto.

17.1. SEVERALABILITY: The provisions of this Agreement are severable. To the extent any provision, portion or extent of this Agreement is determined to be invalid, illegal or otherwise unenforceable, then that provision, portion or extent will be limited if possible and only thereafter severed if necessary. Any such limitation or severing shall only be to the extent necessary to render the Agreement valid and enforceable. The remaining provisions, portions and extent of the Agreement will be enforced to give effect to the intention of the parties insofar as possible.

18.                                 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same instrument. Copies delivered by facsimile shall be binding.

19.                                 NEW YORK LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York without regard to choice of law principles.

IN WITNESS HEREOF, the parties have signed this agreement as of the day and year first set forth above.

LASER RECORDING SYSTEMS, INC.

By	/s/ Carrie Niemiera
Name: Carrie Niemiera

SCL Ventures, Ltd.

By	/s/ Mitch Sepaniak
Name: Mitch Sepaniak

/s/ Carl Lansizera
Carl Lansizera